                                                                    EXHIBIT 23.3

                        [MAC DADE ABBOTT LLP LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As Independent Public Accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.



                                               /s/ MacDADE ABBOTT LLP

                                               MacDade Abbott LLP


Paoli, Pennsylvania
June 6, 1997